CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-8 No.	Plan
33-59458	1988 Option Plan; Intuit Inc. 1993 Equity Incentive Plan; Non-Plan Officer Options

33-73222	Intuit Inc. 1993 Equity Incentive Plan; Chipsoft Plan

33-95040	Intuit Inc. 1993 Equity Incentive Plan; Personal News Options

333-16827	Intuit Inc. 1993 Equity Incentive Plan

333-16829	Intuit Inc. 1996 Directors Stock Option Plan; Intuit Inc. 1996 Employee Stock Purchase Plan

333-45277	Intuit Inc. 1996 Directors Stock Option Plan

333-45285	Intuit Inc. 1996 Employee Stock Purchase Plan

333-45287	Intuit Inc. 1993 Equity Incentive Plan

333-51692	Intuit Inc. 1996 Employee Stock Purchase Plan

333-51694	Intuit Inc. 1993 Equity Incentive Plan

333-51698	Intuit Inc. 1996 Directors Stock Option Plan

333-68851	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions

333-71099	Intuit Inc. 1993 Equity Incentive Plan

333-71101	Intuit Inc. 1996 Directors Stock Option Plan

333-71103	Intuit Inc. 1996 Employee Stock Purchase Plan

333-78041	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions

333-81324	Intuit Inc. 1996 Directors Stock Option Plan

333-81328	Intuit Inc. 1996 Employee Stock Purchase Plan

333-81446	Intuit Inc. 2002 Equity Incentive Plan

333-92513	Intuit Inc. 1996 Employee Stock Purchase Plan

333-92515	Intuit Inc. 1996 Directors Stock Plan

Form S-8 No.	Plan
333-92517	Intuit Inc. 1993 Equity Incentive Plan

333-102213	Intuit Inc. 2002 Equity Incentive Plan; Intuit Inc. 1996 Employee Stock Purchase Plan; Intuit Inc. 1996 Director Stock Option Plan

333-112140	Intuit Inc. 1996 Employee Stock Purchase Plan

333-112170	Intuit Inc. 2005 Equity Incentive Plan

333-130453	Intuit Inc. 2005 Equity Incentive Plan

333-137352	StepUp Commerce, Inc. 2004 Stock Incentive Plan

333-139452	Intuit Inc. 2005 Equity Incentive Plan; Intuit Inc. Employee Stock Purchase Plan

333-140568	Digital Insight Corporation 1997 Stock Plan; Digital Insight Corporation 1999 Stock Incentive Plan; 1997 Stock Plan of AnyTime Access, Inc.

333-148112	Intuit Inc. 2005 Equity Incentive Plan

333-148580	Homestead.com Incorporated 1996 Stock Option Plan; Homestead Technologies Inc. 2006 Equity Incentive Plan

333-156205	Intuit Inc. 2005 Equity Incentive Plan

333-161044	PayCycle, Inc. 1999 Equity Incentive Plan

333-163145	Mint Software Inc. Third Amended and Restated 2006 Stock Plan

333-163728	Intuit Inc. 2005 Equity Incentive Plan; Intuit Inc. Employee Stock Purchase Plan

333-171768	Intuit Inc. Amended and Restated 2005 Equity Incentive Plan

333-179110	Intuit Inc. Employee Stock Purchase Plan

333-181732	Demandforce, Inc. 2007 Equity Incentive Plan

Form S-3 No.	Prospectus
333-50417	$500,000,000 in the aggregate of common stock, preferred stock and debt securities

333-63739	$500,000,000 in the aggregate of common stock, preferred stock and debt securities

333-54610	$1,000,000,000 in the aggregate of common stock, preferred stock and debt securities

Form S-4 No.	Prospectus
333-71097	$500,000,000 in the aggregate of common stock

of our reports dated September 12, 2012, with respect to the consolidated financial statements and schedule of Intuit Inc. and the effectiveness of internal control over financial reporting of Intuit Inc. included in this Annual Report (Form 10-K) of Intuit Inc. for the year ended July 31, 2012.

/s/ ERNST & YOUNG LLP
San Jose, California
September 12, 2012